UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities
                        Exchange Act of 1934

                 Date of Report:  September 3, 1998



                             MEDPLUS, INC.
         (Exact name of registrant as specified in its charter)

  Ohio                      Z - 24196              48-1094982
(State or other          (Commission File       (I.R.S. Employer
jurisdiction of              Number)           Identification No.)
incorporation or
organization)

                 8805 Governor's Hill Drive, Suite 100
                         Cincinnati, OH  45249
                (Address of principal executive offices)

                            (513) 583-0500
         (Registrant's telephone number, including area code)


                                  N/A
     (Former name or former address, if changed since last report)






Item 5. Other Events. On September 3, 1998, the registrant issued the attached press release announcing (a) its plans to further refine and promote its strategy of integrating the capabilities of each of its individual business units to provide process automation for its customers, (b) the proposed private combination of 11 value-added design automation companies and (c) operating results for the second quarter ended July 31, 1998.

Item 7. Exhibits

(c)  Exhibits

99   Press release dated September 3, 1998




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                MEDPLUS, INC.



Date: September 3, 1998         By:/s/ Daniel A. Silber
                                   Daniel A. Silber
                                   Chief Financial Officer


Exhibit 99

FOR IMMEDIATE RELEASE                CONTACT: Philip S. Present II
                                           Chief Operating Officer
                                           (513) 583-0500

                MEDPLUS[R]ADDRESSES SALES STRATEGY AND ANNOUNCES
                 ACQUISITION PLAN FOR SYNERGIS TECHNOLOGIES[tm]
                    AND SECOND QUARTER OPERATING RESULTS

CINCINNATI, SEPTEMBER 3, 1998 -- MedPlus, Inc. (NASDAQ:MEDP) MedPlus announced today its plans to further refine and promote its strategy of integrating the capabilities of each of its individual business units to provide process automation for its customers. In addition, MedPlus announced the proposed private combination of 11 value-added design automation companies and operating results for the second quarter ended July 31, 1998.

Since its acquisition of Universal Document Management Systems, Inc. (UDMS) in late 1995, MedPlus has been developing a corporate structure that allows it to take advantage of growth in a broad range of technology markets. With its subsequent acquisition of FutureCORE[R], Inc. and its investment in DiaLogos[tm] Incorporated, both in 1996, MedPlus has evolved into an entity comprising individual divisions, each of which focuses on various elements of process analysis and redesign, document management, workflow, system integration and technology education. Because the company believes its customers are seeking comprehensive process solutions, rather than simply one new technology, its strategy has been to capitalize on each of these various elements by combining them as needed by individual customers. By effectively promoting and marketing its products and services in accordance with this strategy, the company believes it will be able to tap into multiple vertical markets that have significant potential for growth.

"We believe the integration of the capabilities of each of our individual business units to provide process automation for our customers has already proven successful," said Richard A. Mahoney, president and CEO of MedPlus. "The new laboratory initiative being provided for Quest Diagnostics Incorporated, one of the nation's largest reference laboratories, combines process engineering, imaging workflow and systems integration into one, integrated solution." (The company announced its relationship with Quest in a separate release today). Mahoney further noted that "the company also combined its expertise in the areas of process engineering, imaging and workflow for the specimen and medication management solution provided for Becton Dickinson & Company, a world-leading supplier of sample collection products. The Quest and Becton Dickinson contracts represent the two largest transactions in the company's history."

The company currently comprises four separate business units:

  Data Management Division
  DiaLogos Incorporated
  UDMS
  FutureCORE

The Data Management Division includes the ChartMaxx[tm] Enterprise-wide Patient Record System ("ChartMaxx") and the OptiMaxx[R] Document Management System ("OptiMaxx") and will oversee the new, combined imaging and workflow solution developed for Quest and other laboratories. ChartMaxx now has 20 customers and its relationship with Quorum Health Resources, Inc. is continuing to yield substantial ChartMaxx opportunities. ChartMaxx has successfully integrated with a variety of hospital information systems such as HBOC, MEDITECH and IDX. (Major ChartMaxx contracts include Children's Hospital of Philadelphia, Catawba Memorial Hospital in Hickory, North Carolina, Akron General Hospital and Lourdes Hospital in Paducah, Kentucky). OptiMaxx has been installed in more than 100 health care facilities nationwide.

DiaLogos is a software company with an emphasis on developing and delivering distributed systems and distributed systems education.
 It has quickly established itself as a leading independent CORBA and Java educator. The company serves as the CORBA educator for internal developers at Oracle Corporation and recently announced a licensing agreement with Sun Microsystems, Inc. to develop enterprise-wide legacy integration solutions built with Java technologies.

UDMS is a developer and integrator of workflow products and has commanded a strong presence in the workflow and document management marketplace with its Step2000[R] product. Its Fortune 500 clients include Mercedes-Benz, Marathon Oil, Boeing North American, Inc. (formerly Rockwell International Space Systems Division), British Airways, PPG Industries, Abbott Laboratories (Diagnostic Division) and many others.

FutureCORE is a consulting and integration services firm specializing in process analysis and improvement. Clients include University of Pennsylvania Health System in Philadelphia, Erlanger Health System in Chattanooga, Tennessee and Utah Valley Regional
Medical Center in Provo, Utah.

The company plans to incorporate Synergis Technologies, Inc. into its process automation strategy as a fifth business unit. Synergis is a company that will be dedicated to the design automation software and services business. Specifically, Synergis is a wholly-owned subsidiary of MedPlus formed to acquire a number of value-added resellers (VARs) in the design automation field. Synergis plans to acquire the VARs that were initially to be acquired by UDMS in anticipation of UDMS' initial public offering
(IPO) as previously announced by the company. Because the company believes that UDMS will be more effective as an individual component of its strategy to provide process automation to its customers, the company created "Synergis Acquisition, Inc." (to be renamed "Synergis Technologies, Inc.") to acquire the VARs and conduct an initial public offering of its common stock.

In light of the current condition of the stock market, however, the company has decided to postpone the IPO, which was to be completed before the end of the year concurrently with Synergis' acquisition of 11 VARs. MedPlus and Synergis are now actively pursuing a number of private financing sources to enable Synergis to acquire the VARs privately, prior to any IPO. The company anticipates completing the acquisitions in the next two months. When more favorable market conditions permit, Synergis intends to resume the IPO process.

"We are excited about our involvement in establishing what we believe will be the largest independent VAR of desktop design automation and services in the United States," Mahoney said. "Synergis has an exceptional management team led by Terry Theye and Tom McLean, both of whom have extensive experience in the computer and software industry with proven success in marketing technology to the business sector. By consolidating resellers under one organization, Synergis will be able to offer customers a single, national source for a complete solution, including software, software technical support and implementation services."

Revenues for the three months ended July 31, 1998 were $1,843,429 as compared to $3,049,527 for the three months ended July 31, 1997. The net loss for the period was $2,608,004 or $.42 per share as compared to a loss of $203,066 or $.03 per share for the three months ended July 31, 1997. The decrease in revenues resulted from fewer systems sales offset by higher consulting and service revenues in the three months ended July 31, 1998 as compared to the comparable period of 1997. The increase in the net loss for the three months ended July 31, 1998 arose from lower revenues, lower than expected utilization of implementation and service personnel, and increased investments in sales and marketing and research and development for ChartMaxx and DiaLogos.
 Also included in the 1998 second quarter results were $307,292 of management costs and $139,143 of accounting and legal fees associated with the acquisition and offering efforts of Synergis and approximately $160,000 of severance costs. The financial results for the current period include ChartMaxx, OptiMaxx, FutureCORE, UDMS and DiaLogos in which a majority interest was acquired on January 31, 1998.

Revenues for the six months ended July 31, 1998 were $3,776,780 as compared to $4,462,646 for the comparable period of 1997. The net loss for the period was $4,353,978 or $.71 per share as compared to a loss of $1,631,454 or $.28 per share for the six months ended July 31, 1997. Included in the 1998 results were $686,253 of management costs and $139,143 of legal and accounting fees associated with the acquisition and offering efforts of Synergis.

"As a result of recently executed contracts and agreements currently being negotiated, we expect to see in the next two quarters a substantial improvement over the most recent quarter in our operating results," said Mahoney. "We believe our agreement with Quest validates our current business strategy. We are extremely excited about deploying our process automation strategy in multiple vertical markets and believe we are gaining broad acceptance in the areas of imaging, workflow, systems integration and process design consulting. In addition, as previously announced, the company continues to investigate ways to enhance and maximize shareholder value."

MedPlus notes that many of the statements made herein are forward-looking statements. As such, factors may occur which could cause actual events to differ materially from those anticipated in these statements. For example, although the company believes it is in the best long-term interests of the company and its shareholders to continue with its process automation strategy, there can be no guarantee that such a strategy will result in increased revenue or profits for the company. Specifically, if the company does not allocate its resources effectively, it may not properly focus its efforts where needed to take advantage of certain vertical markets. Too, although the company has recently entered into long-term relationships that the company anticipates will result in significant revenue during the next two quarters, there can be no guarantee as to the timing of the revenues that may result from these relationships. In addition, the company is constantly negotiating relationships with potential customers, however there can be no assurance that such relationships will result in revenue in the immediate future due to factors beyond the company's control, such as each potential customer's financial condition and/or the time frame in which it may receive contract approval. It has been the company's experience that even those contracts on the verge of execution may not be executed for months to come.

In addition, although the company plans to include Synergis as a business unit, not all 11 VARs to be acquired have agreed to the terms of private acquisitions without an immediate IPO. Moreover, there can be no guarantee that more favorable market conditions will present themselves in time to allow an IPO to provide operational capital that may be needed by Synergis so that it becomes and remains a successful entity. Furthermore, the company is currently negotiating to obtain private financing but there can be no assurance at this time that such financing will be obtained.

MedPlus is a publicly traded (NASDAQ:MEDP), Cincinnati-based company that develops, sells and supports software and service solutions to address the needs of a variety of organizations. Offerings include electronic patient records systems, optical document management systems, object-oriented workflow and document management systems, distributed object computing technology and training, design automation software and services, and hospital, reference laboratory and physician office productivity consulting. For more information, visit the company's Web site at http://www.medplus.com.

                           ###

MedPlus, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

                                        Three Months       Three Months        Six Months        Six Months
                                           Ended              Ended               Ended            Ended
                                          July 31,           July 31,            July 31,         July 31,
                                          1998 (a)           1997 (a)            1998 (a)         1997 (a)
                                        _____________     _____________      ______________   _____________
Revenues (b)                           $  1,843,429          3,049,527          3,776,780        4,462,646
Cost of revenues                          1,645,542          1,765,872          3,028,454        2,839,362
                                        _____________     _____________      ______________   _____________
         Gross profit                       197,887          1,283,655            748,326        1,623,284

Operating expenses:
  Sales and marketing                     1,484,266          1,161,988          3,116,572        2,333,594
  Research and development                  401,587            118,480            883,620          297,856
  General and administrative              1,185,902            727,285          2,079,131        1,454,087
  Synergis management expenses              307,292                 --            686,253               --
                                        _____________     _____________      ______________   _____________
         Total operating expenses         3,379,047          2,007,753          6,765,576        4,085,537
                                        _____________     _____________      ______________   _____________
   Operating loss                        (3,181,160)          (724,098)        (6,017,250)      (2,462,253)

Other income (expense), net                (100,064)           (51,653)            25,750          (48,818)
                                        _____________     _____________      ______________   _____________
   Loss from continuing operations
     before income taxes                 (3,281,224)          (775,751)        (5,991,500)      (2,511,071)
Income taxes                               (504,364)          (224,904)        (1,460,223)        (224,904)
                                        _____________     _____________      ______________   _____________
   Loss from continuing operations(b)    (2,776,860)          (550,847)        (4,531,277)      (2,286,167)

Discontinued operations, net of tax(c)      168,856            347,781            177,299           654,713
                                        _____________     _____________      ______________   _____________
   Net loss                            $ (2,608,004)          (203,066)        (4,353,978)       (1,631,454)
                                        _____________     _____________      ______________   _____________
                                        _____________     _____________      ______________   _____________
Earnings (loss) per share -
   basic and diluted:

   Loss from continuing operations     $      (0.45)             (0.09)             (0.74)           (0.39)
   Discontinued operations                     0.03               0.06               0.03             0.11
                                        _____________     _____________      ______________   _____________

   Net loss                            $      (0.42)             (0.03)             (0.71)           (0.28)
                                        _____________     _____________      ______________   _____________
                                        _____________     _____________      ______________   _____________


Weighted average number of shares of
        common stock outstanding          6,170,726          5,913,413          6,165,529        5,917,412
                                        _____________     _____________      ______________   _____________
                                        _____________     _____________      ______________   _____________




MedPlus, Inc. and Subsidiaries
Consolidated Statements of Operations



Footnotes to Consolidated Statements of Operations:

(a) In December 1997, MedPlus changed its fiscal year end from December 31 to January 31. As a result, MedPlus' fiscal year became February 1, 1997 to January 31, 1998. The new fiscal second quarter begins on May 1 and ends on July 31. The results of operations for the prior year fiscal second quarter have been restated based on the new fiscal year.
(b) Results from continuing operations for both periods presented include the results of MedPlus' ChartMaxx Enterprise-wide Electronic Patient Record System, OptiMaxx Archival System and its wholly-owned subsidiaries Universal Document Management Systems, Inc. (UDMS) and FutureCORE, Inc. The current year also includes the results of operations of MedPlus' majority-owned subsidiary DiaLogos which was acquired on January 30, 1998.
(c) Discontinued operations include the results of operations of MedPlus' IntelliCode division for the three and six month periods ended July 31, 1997. The IntelliCode division was sold to Becton, Dickinson and Company on January 28, 1998. For the three and six month periods ended July 31, 1998, discontinued operations include the reversal of reserves associated with the IntelliCode disposition and the Step2000 segment of UDMS MedPlus has decided to retain. As of January 31, 1998, MedPlus had accrued the estimated operating losses of Step2000 through its anticipated date of disposal.











3


1